UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2022

CareTrust REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36181	46-3999490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Registrant’s telephone number, including area code: (949) 542-3130

905 Calle Amanecer, Suite 300, San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CTRE	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The 2022 annual meeting of stockholders (the “Annual Meeting”) of CareTrust REIT, Inc. (the “Company”) was held on May 3, 2022.

(b) At the Annual Meeting, the Company’s stockholders (i) elected the five nominees identified in the table below to the Board of Directors to serve until the Company’s 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified, (ii) approved, on an advisory basis, the compensation of the Company’s named executive officers, and (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

Set forth below are the final voting tallies for the Annual Meeting:

Election of Directors

	For	Against	Abstain	Broker Non-Vote
Diana M. Laing	71,675,907	5,275,775	46,747	8,374,228
Anne Olson	76,779,870	170,161	48,398	8,374,228
Spencer G. Plumb	76,450,824	488,137	59,468	8,374,228
Gregory K. Stapley	75,485,761	1,461,963	50,705	8,374,228
Careina D. Williams	76,774,172	175,747	48,510	8,374,228

Advisory Approval of Named Executive Officer Compensation

For	Against	Abstain	Broker Non-Vote
75,079,498	1,797,065	121,866	8,374,228

Auditor Ratification

For	Against	Abstain
85,251,202	71,191	50,264

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2022	CARETRUST REIT, INC.

	By:	/s/ William M. Wagner
William M. Wagner
Chief Financial Officer and Treasurer